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Exhibit 10.90

PEREGRINE SYSTEMS, INC.
RESTRICTED STOCK GRANT NOTICE
(2003 Equity Incentive Plan)

        Peregrine Systems, Inc. ("PSI"), pursuant to its 2003 Equity Incentive Plan (the "Plan"), hereby grants to the participant under the Plan (the "Participant") the right to purchase the number of shares of PSI's common stock (the "Common Stock") set forth below (the "Award"). This Award is subject to all of the terms and conditions as set forth in this Restricted Stock Grant Notice (the "Grant Notice"), the Restricted Stock Agreement attached hereto as Attachment I and the Plan attached hereto as Attachment II, all of which are incorporated herein in their entirety.

Participant:	[ ]
Date of Grant:	[ ], 200
Vesting Commencement Date:	[ ], 200
Number of Shares Subject to Award:	[ ]
Purchase Price per Share:	$0.0001
Total Purchase Price:	$[ ]
Vesting Schedule:	Except as otherwise provided in the Restricted Stock Agreement, the shares subject to the Award shall vest as follows:
	Vesting Date	Shares Vested
	[ ], 200	[ ]
	[ ], 200	[ ]
	[ ], 200	[ ]
Payment:
As described in the Restricted Stock Agreement, (i) par value for the shares must be paid in cash, by check or (ii) as determined by the Board of Directors or Compensation Committee, the shares may be issued as consideration for past services to PSI.

        Additional Terms/Acknowledgements:    The undersigned Participant acknowledges receipt of, and understands and agrees to the terms and conditions of this Grant Notice, the Restricted Stock Agreement and the Plan. Participant further acknowledges that as of the Date of Grant, this Grant Notice, the Restricted Stock Agreement and the Plan set forth the entire understanding between Participant and PSI regarding the acquisition of Common Stock in PSI and supersede all prior oral and written agreements relating thereto, with the exception of other awards previously granted and delivered to Participant under the Plan.

Peregrine Systems, Inc.	Participant
By:

Signature	Signature
Title:	Date:

Date:

2

ATTACHMENT I

PEREGRINE SYSTEMS, INC.
2003 EQUITY INCENTIVE PLAN
RESTRICTED STOCK AGREEMENT

        THIS RESTRICTED STOCK AGREEMENT (the "Agreement"), dated                        [    ], 2005, is entered into by and between [                        ] ("Participant") and Peregrine Systems, Inc., a Delaware corporation ("PSI").

RECITALS

        WHEREAS, PSI has adopted the Peregrine Systems, Inc. 2003 Equity Incentive Plan (the "Plan"), which provides for awards of restricted stock to PSI's Employees, Consultants and Directors; and

        WHEREAS, Participant is currently serving as an Employee of PSI; and

        WHEREAS, PSI desires to issue to Participant, and Participant desires to acquire from PSI, shares of Common Stock, $0.0001 par value, of PSI ("Common Stock"), pursuant to the provisions of the Plan.

        NOW THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

1.    Definitions.

        Capitalized terms not explicitly defined in this Agreement but defined in the Plan shall have the same meanings ascribed to them in the Plan.

2.    Grant of Award.

        PSI grants to Participant, pursuant to the terms of the Restricted Stock Grant Notice ("Grant Notice"), this Agreement (collectively, the "Award") and the Plan, the number of shares of Common Stock indicated in the Grant Notice (the "Shares") on the Date of Grant provided in the Grant Notice (the "Date of Grant"). The Award represents the right to receive and retain up to the number of Shares indicated in the Grant Notice (as adjusted from time to time pursuant to Section 10 of the Plan) subject to the fulfillment of the vesting conditions set forth in this Agreement. By accepting the Award, Participant irrevocably agrees on behalf of Participant and Participant's successors and permitted assigns to all of the terms and conditions of the Award as set forth in or pursuant to this Agreement and the Plan (as such Plan may be amended from time to time).

3.    Agreement to Purchase.

        Participant hereby agrees to purchase from PSI, and PSI hereby agrees to sell to Participant, the aggregate number of Shares at the specified Purchase Price per Share, each as set forth in the Grant Notice. Participant may not purchase less than the aggregate number of Shares specified in the Grant Notice.

4.    Payment.

        The Restricted Shares are being issued in consideration of past services provided by Participant.

5.    Vesting.

        5.1   Participant's rights in and to the Shares subject to the Award shall not be vested as of the Grant Date and shall be forfeitable unless and until otherwise vested pursuant to the terms of this Agreement. Provided that Participant remains continuously employed by PSI or any Subsidiary through the respective vesting dates set forth in the Grant Notice (each, a "Vesting Date"), the Award shall become vested with respect to number of the Shares subject to the Award set forth opposite the applicable Vesting Date in the Grant Notice on such Vesting Date. Shares that have vested and are no longer subject to forfeiture are referred to herein as "Vested Shares." Shares of Restricted Stock that are not vested and remain subject to forfeiture are referred to herein as "Unvested Shares."

        5.2   The vesting period of the Award set forth in Section 5.1 may be adjusted by the Committee to reflect the decreased level of employment during any period in which Participant is on an approved leave of absence or is employed on a less than full time basis. Notwithstanding anything to the contrary in this Section 5, the Award shall be subject to earlier acceleration of vesting and/or forfeiture and transfer as provided in this Agreement and the Plan.

6.    Limitations on Transfer.

        6.1   Participant agrees not to sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Unvested Shares.

        6.2   Notwithstanding anything in Section 6.1 to the contrary, the Unvested Shares may be assigned in whole or in part during Participant's lifetime to one or more members of Participant's family or to a trust established exclusively for one or more such family members or to an entity in which Participant is majority owner, to the extent such assignment is in connection with Participant's estate or financial planning or pursuant to a Domestic Relations Order (as defined in the Plan); provided the assignees shall hold the Shares subject to the terms, conditions and restrictions applicable to the Unvested Shares immediately prior to such assignment. Any assignee shall be required to execute documentation satisfactory to PSI agreeing to be bound by all such terms, conditions and restrictions.

        6.3   Any sale, transfer, assignment, encumbrance, pledge, hypothecation, conveyance in trust, gift, transfer by bequest, devise or descent, or other transfer or disposition of any kind, whether voluntary or by operation of law, directly or indirectly, of Unvested Shares shall be strictly prohibited and void.

7.    Restrictive Legends.

        The stock certificates evidencing the Vested and Unvested Shares issued under the Award shall bear appropriate legends determined by PSI.

8.    Stockholder Status of Participant; Voting Rights.

        From and after the Grant Date, Participant will be recorded as a stockholder of PSI with respect to the Shares (Vested or Unvested) subject to the Award and shall have voting rights with respect to such Shares unless and until any such Shares are forfeited or transferred back to PSI.

9.    Dividends.

        From and after the Grant Date and unless and until the Shares are forfeited or otherwise transferred back to PSI, Participant will be entitled to receive all dividends and other distributions paid with respect to the Shares subject to this Award. Dividends payable by PSI to its public stockholders in cash shall, with respect to any Unvested Shares, be paid in cash on or about the date such dividends are payable to public stockholders, subject to any applicable tax withholding requirements.

10.    Effect of Termination of Employment; Change in Control.

        10.1    General.    Except as provided in Section 10.2 or 10.3, upon a termination of Participant's employment with PSI or any Subsidiary for any reason, the Unvested Shares shall be forfeited by Participant and cancelled and surrendered to PSI without payment of any consideration to Participant.

        10.2    Death or Disability.    In the event of the death or Disability (as defined below) of the Participant prior to any Vesting Date, a number of Unvested Shares equal to the number of Unvested Shares that would have vested on the next succeeding Vesting Date multiplied by a fraction, the numerator of which is the number of days elapsed since the later of the Date of Grant or the immediately preceding Vesting Date to, but not including, the date of such death or Disability and the denominator of which is 365. For purposes of this Agreement, "Disability" is defined as the Participant's inability to perform such Participant's job responsibilities for a period of 180 consecutive days or 180 days in the aggregate in any 12-month period.

        10.3    Change in Control.    Immediately prior to the effectiveness of a Change in Control (as defined herein), all Unvested Shares shall vest as of such date. For purposes of this Agreement, "Change in Control" is defined as: (i) the consummation of a merger or consolidation of PSI with or into another entity or any other corporate reorganization, if persons who were not stockholders of PSI immediately prior to such merger, consolidation or other reorganization own immediately after such merger, consolidation or other reorganization 50% or more of the voting power of the outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity; (ii) the sale, transfer or other disposition of all or substantially all of the assets of PSI; (iii) a change in the composition of the Board, as a result of which fewer than 50% of the incumbent directors (or persons whose nomination for election as director has been approved by incumbent directors) are directors; or (iv) any transaction as a result of which any person is the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of PSI representing at least 50% of the total voting power represented by PSI's then outstanding voting securities. For purposes of the definition of "Change in Control," the term "person" shall have the same meaning as when used in Sections 13(d) and 14(d) of the Securities Exchange Act but shall exclude (A) a trustee or other fiduciary holding securities under an employee benefit plan of PSI or of a parent or subsidiary of PSI and (B) a corporation owned directly or indirectly by the stockholders of PSI in substantially the same proportions as their ownership of the common stock of PSI.

11.    Award not a Service Contract.

        The Award is not an employment or service contract, and nothing in the Award shall be deemed to create in any way whatsoever any obligation on PSI or an Affiliate to continue Participant's employment or service. In addition, nothing in the Award shall obligate PSI or an Affiliate, their respective stockholders, Boards of Directors, officers or employees to continue any relationship that Participant may have as an employee of PSI or an Affiliate.

12.    Withholding Obligations.

        12.1   If PSI becomes obligated to withhold an amount on account of any federal, state, or local tax imposed as a result of the sale of the Shares to Participant pursuant to this Agreement or the termination of the restrictions imposed upon the Shares hereunder, including, without limitation, any federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which PSI becomes so obligated shall be referred to herein as the "Withholding Date"), Participant shall pay such amount (the "Withholding Liability") to PSI on the Withholding Date. Participant may satisfy the Withholding Liability by paying such amount in cash or by check payable to PSI or by having PSI withhold such amount from compensation that is otherwise payable to Participant (including the Shares, provided that the Participant has not made an election under Section 83(b) of the Internal Revenue Code ("Section 83(b) Election") with respect to the Shares). Unless you otherwise notify PSI by written notice to [                        ] at least [10] days prior to the Vesting Date of the Shares that you are electing to pay the applicable taxes by cash or check payable to PSI, or having given the required notice, you fail to make such payment at least [three] days prior to such Vesting Date, PSI is hereby authorized to withhold the Withholding Liability by causing the transfer to PSI of the number of Shares necessary to satisfy the Withholding Liability; provided, however, that in the event that Participant makes a Section 83(b) Election, it shall not be entitled to use the Shares to satisfy the Withholding Liability. Such Shares shall be valued, for this purpose, at Fair Market Value on the Vesting Date. If Participant makes a Section 83(b) Election, Participant hereby consents to PSI withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Participant if Participant does not pay the Withholding Liability to PSI on the Withholding Date, and Participant agrees that the withholding and payment of any such amount by PSI to the relevant taxing authority shall constitute full satisfaction of PSI's obligation to pay such compensation or other amounts to Participant.

        12.2   Unless the Withholding Liability of PSI is satisfied, PSI shall have no obligation to issue a certificate for any of the Shares.

13.    83(b) Election.

        Participant understands that the income that he or she recognizes for income tax purposes as a result of the award of Shares hereunder, and the Withholding Liability and Withholding Date with respect thereto, would be affected by a decision by Participant to make a Section 83(b) Election with respect to the Shares within 30 days of the Date of Grant. Participant understands and agrees that he or she will have the sole responsibility for determining whether to make an 83(b) Election with respect to the Shares, and for properly making such election and filing the election with the relevant taxing authorities on a timely basis. Participant will not rely on PSI for any advice in connection with the decision whether to make, or the procedures for making, the 83(b) Election, and acknowledges that PSI has urged Participant to consult his or her own tax advisor with respect to the Shares. Participant shall submit to PSI a copy of any 83(b) Election with respect to the Shares immediately upon filing such election with the relevant taxing authority (and in no event later than five days after of the filing of such election with the Internal Revenue Service). The amount includible in Participant's income as a result of the Section 83(b) Election shall be subject to applicable federal, state and local withholding requirements, which shall be paid by the Participant in accordance with Section 12 of this Agreement and may not be satisfied by the withholding of any Shares.

14.    Representations.

        Participant has reviewed with his or her own tax advisors the federal, state, local and foreign tax consequences of this investment and the transactions contemplated by this Agreement. Participant is relying solely on such advisors and not on any statements or representations of PSI or any of its agents. Participant understands that he or she (and not PSI) shall be responsible for any tax liability that may arise as a result of this investment or the transactions contemplated by this Agreement.

15.    Notices.

        Any notices provided for in the Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by PSI to Participant, five days after deposit in the United States mail, postage prepaid, addressed to Participant at the last address provided by Participant to PSI.

16.    Survival of Terms.

        This Agreement shall apply to and bind Participant and PSI and their respective permitted assignees and transferees, heirs, legatees, executors, administrators and legal successors.

17.    Failure to Enforce not a Waiver.

        The failure of PSI or Participant to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

18.    Amendments.

        This Agreement may be amended or modified at any time only by an instrument in writing signed by each of the parties hereto.

19.    Authority of the Committee.

        The Committee shall have full authority to interpret and construe the terms of this Agreement. The determination of the Committee as to any such matter of interpretation or construction shall be final, binding and conclusive.

20.    Miscellaneous.

        20.1   The rights and obligations of PSI under the Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by PSI's successors and assigns.

        20.2   Participant agrees upon request to execute any further documents or instruments necessary or desirable in the sole determination of PSI to carry out the purposes or intent of the Award.

        20.3   Participant acknowledges and agrees that he or she has reviewed the Award in its entirety, has had an opportunity to obtain the advice of counsel prior to executing and accepting such Award and fully understands all provisions of the Award.

21.    Governing Plan Document.

        The Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of Participant's Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of the Award and those of the Plan, the provisions of the Plan shall control.

        Participant represents that he or she has read this Agreement and is familiar with its terms and provisions. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under this Agreement.

22.    Compliance With Applicable Laws.

        22.1   Participant will do all acts and things, execute, acknowledge and deliver all documents and instruments, and make all representations and warranties that are necessary or appropriate, in the judgment of PSI, for the grant, vesting, holding or transfer of the Shares to comply with applicable laws. Without limiting the generality of the foregoing, the Participant hereby represents and warrants that:

            (i)  He or she has such knowledge and experience in financial matters that he or she is capable of evaluating the merits and risks of the acquisition of the Shares; he or she is sufficiently aware of PSI's business affairs and financial condition to reach an informed and knowledgeable decision to acquire the Shares and has been provided a copy of PSI's most recent Annual Report on Form 10-K and Form 12b-25 Notification of Late Filing. He or she is acquiring the Shares for his or her own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act of 1933, as amended, and the rules promulgated thereunder (the "Securities Act").

           (ii)  He or she further understands that the Shares have been issued without registration under the Securities Act and must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available (such as Rule 144 under the Securities Act). In addition, he or she understands that the certificate evidencing the Shares will be imprinted with a legend which prohibits the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel for PSI.

          (iii)  He or she understands that at the time he or she wishes to sell the Shares, there may be no public market upon which to make such a sale, and that, even if such a public market then exists, PSI may not be satisfying the current public information requirements of Rule 144, and that, in such event, he would be precluded from selling the Shares under Rule 144 even if the minimum holding periods had been satisfied.

          (iv)  He or she acknowledges that he or she has been given the opportunity to ask questions and receive answers concerning the terms and conditions of the issuance of the Shares and to obtain any additional information which PSI possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information provided as described in Section 23.1(i).

        22.2    Securities Law Compliance.    PSI may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by Participant or other subsequent transfers by Participant of any Shares issued as a result of or under this Award, including without limitation (i) restrictions under an insider trading policy, (ii) restrictions that may be necessary in the absence of an effective registration statement under the Securities Act of 1933, as amended, covering the Shares and (iii) restrictions as to the use of a specified brokerage firm or other agent for such resales or other transfers. Any sale of the Shares must also comply with other applicable laws and regulations governing the sale of such shares.

23.    Community Property.

        Without prejudice to the actual rights of the spouses as between each other, for all purposes of this Agreement, the Participant shall be treated as agent and attorney-in-fact for that interest held or claimed by his or her spouse with respect to any Shares and the parties hereto shall act in all matters as if the Participant was the sole owner of such Shares. This appointment is coupled with an interest and is irrevocable.

24.    Governing Law.

        This Agreement will be governed by the internal laws of the State of Delaware without reference to its conflicts of law provisions.

25.    Venue; Service of Process.

        Any legal action, arbitration or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of San Diego, California. Each party to this Agreement: (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of San Diego, California (and each appellate court located in the State of California) in connection with any such legal proceeding or arbitration; (ii) agrees that each state and federal court located in the County of San Diego, California shall be deemed to be a convenient forum; and (iii) agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding or arbitration commenced in any state of federal court located in the County of San Diego, California, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding or arbitration has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court. Process in any action or proceeding referred to in this section may be served on any party anywhere in the world.

[signature page follows]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

Peregrine Systems, Inc.		Participant
By:

	Signature	Signature
Name:

Title:

CONSENT OF SPOUSE

        The undersigned spouse of the Participant hereby acknowledges that: I have read the foregoing Restricted Stock Agreement and that I understand its contents. I am aware that the Agreement imposes restrictions on the transfer of such Shares. I agree that my spouse's interest in the Shares is subject to this Agreement and any interest I may have in such Shares shall be irrevocably bound by this Agreement and further that my community property interest, if any, shall be similarly bound by this Agreement.

        I am aware that the legal, financial and other matters contained in this Agreement are complex and I am free to seek advice with respect thereto from independent counsel. I have either sought such advice or determined after carefully reviewing this Agreement that I will waive such right.

Dated:	As of , 200

ATTACHMENT II
2003 EQUITY INCENTIVE PLAN

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  Exhibit 10.90